UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

The information and definitions set forth under Item 2.03 of this report on Form 8-K are hereby incorporated in Item 1.01 by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 28, 2005, Alliance Laundry Equipment Receivables Trust 2005-A (the “Trust”), a trust formed by Alliance Laundry Equipment Receivables 2005 LLC (“ALER”) a special-purpose bankruptcy remote subsidiary of Alliance Laundry Systems LLC (“ALS”), entered into a $330,000,000 ABS Funding Facility (the “Facility”) backed by equipment loans and trade receivables originated by ALS. Pursuant to a Purchase Agreement, dated June 28, 2005, between ALS, as originator, and ALER, as purchaser, ALS will sell or contribute all of the trade receivables and certain of the equipment loans that it originates to ALER. Immediately thereafter, pursuant to a Pooling and Servicing Agreement, dated June 28, 2005, ALER will sell such trade receivables and equipment loans to the Trust. The Trust will finance the acquisition of the trade receivables and equipment loans through borrowings under variable funding notes (the “Notes”) issued to the lenders under the Facility (which lenders shall initially be certain affiliates of IXIS Financial Products Inc. and Lehman Brothers Holdings Inc. (collectively, the “Initial Lenders”)), pursuant to a master indenture, dated June 28, 2005 (the “Indenture”). The Bank of New York will act as indenture trustee under the Indenture. The Notes will be secured by all of the assets of the Trust. The Initial Lenders advanced $245,438,127.91 against the maximum facility amount to the Trust on June 28, 2005 pursuant to a Note Purchase Agreement, dated June 28, 2005 (the “Note Purchase Agreement”).

Without the consent of the lenders, advances against the equipment loan Notes may be made no more than once in each calendar week and advances against the trade receivable Notes may be made no more than twice in each calendar week. Funding availability for trade receivable Notes is limited to a maximum of $60.0 million, while funding for equipment loan Notes is limited to $330.0 million less the amount of funding outstanding for trade receivable Notes. Funding of the Notes is subject to certain advance rate and eligibility criteria standard for transactions of this type. After June 27, 2009 (or earlier in the event of a rapid amortization event, an event of default or the termination of the Facility by ALS), the Trust will not be permitted to request new borrowings under the Facility and the outstanding borrowings will amortize over a period of up to nine years thereafter.

Additional advances under the Facility are subject to certain continuing conditions, including but not limited to (i) the absence of a rapid amortization event or event of default, as defined in the Note Purchase Agreement, (ii) compliance by ALS, as servicer, with certain covenants, including financial covenants and (iii) no event having occurred which materially and adversely affects the operations of ALS. In addition, advances under the Facility in respect of fixed rate equipment loans are subject to limitations on the weighted average interest rate and the aggregate loan balance of all fixed rate equipment loans then held by the Trust.

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The risk of loss resulting from default or dilution on the trade receivables and equipment loans is protected by credit enhancement, provided in the form of cash reserves, letters of credit and overcollateralization. The timely payment of interest and the ultimate payment of principal on the Facility is guaranteed by Ambac Assurance Corporation (“Ambac”) in the form of a financial guaranty insurance policy (the “Policy”). All of the residual beneficial interests in the Trust and cash flows remaining from the pool of receivables and loans after payment of all obligations under the asset backed facility will accrue to the benefit of ALS. Except for amounts of the letters of credit outstanding from time to time as credit enhancement, ALS will provide no support or recourse for the risk of loss relating to default on the assets transferred to the Trust. ALS, as servicer, will be paid a monthly servicing fee equal to one-twelfth of 1.0% of the aggregate balance of such trade receivables and equipment loans.

Interest payments on the Notes will be paid monthly, beginning in August 2005, at an interest rate equal to 1-month LIBOR plus the applicable margin, which will be 0.5% for the four-year period after the closing date of June 28, 2005 and 0.85% thereafter (including the last day of such four-year period). If an event of default occurs the otherwise applicable interest rate will be increased by an amount equal to two percent (2%) per annum. Prior to a rapid amortization event or event of default, the lenders under the Facility will also earn an unused facility fee of 0.175% of the unfunded portion of each lender’s commitment amount.

The Indenture provides that upon a written demand by the Control Party (initially, AMBAC as surety provider) after the occurrence of a rapid amortization event (including, among others, the occurrence of a shortfall in the applicable borrowing base (an amount calculated based on the value of the equipment loans or trade receivables, the value of the credit enhancements and certain other credit characteristics of the collateral) that remains unremedied for three or more business days; a draw on the reserve account; termination of or a drawing on the letters of credit providing credit enhancement for the benefit of the Notes (unless the proceeds are deposited in the reserve account); failure to maintain certain financial and other ratios; or the occurrence of an event of default or a servicer default) the Notes will amortize and borrowings under the Notes will cease. Upon written demand by the Control Party after the occurrence of a servicer default (including, among others, a failure to deposit amounts required to be deposited by the servicer, failure of the servicer or ALER to observe certain covenants, including financial covenants, which failure has a material adverse effect on the Control Party or lenders under the Facility, voluntary or involuntary bankruptcy of the servicer, a material adverse change in the financial condition or business of the servicer, occurrence of a cross default for indebtedness in excess of $5,000,000 or failure of the equipment loans and trade receivables to meet certain performance metrics) the servicer may be replaced. The Indenture also includes usual and customary events of default for facilities of this nature (with customary grace periods and options for curing, as applicable). The Indenture provides that upon written demand by the Control Party after the occurrence of an event of default (including, among others, default in the payment of principal, interest or the premium to the surety provider when due or a draw on the Policy) the Notes may be accelerated and/or the collateral sold.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas F. L’Esperance
Date: June 28, 2005	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President & Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Lee L. Sienna
Date: June 28, 2005	Name:	Lee L. Sienna
	Title:	President

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas F. L’Esperance
Date: June 28, 2005	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President & Chief Financial Officer

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